Exhibit 7.01

May 4, 2021

Securities and Exchange Commission

100 F. Street

Washington, DC 20549-7561

Re: Aspirational Consumer Lifestyle Corp.

We have read the statements that Aspirational Consumer Lifestyle Corp. included under Item 4.02 of the Form 8-K dated May 4, 2021, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement in the Form 8-K.

Sincerely,

/s/ Marcum LLP

Marcum LLP

Marcum LLP ■ 10 Melville Park Road ■ Melville, New York 11747 ■ Phone 631.414.4000 ■ Fax 631.414.4001 ■ marcumllp.com